                                                                    EXHIBIT 2.12

                     ROYAL CARIBBEAN CRUISES LTD., as Issuer

                                       and

                        THE BANK OF NEW YORK, as Trustee



                                  ------------

                         ELEVENTH SUPPLEMENTAL INDENTURE

                            Dated as of May 18, 2001

                                  ------------


                          ZERO COUPON CONVERTIBLE NOTES

               Supplemental to Indenture dated as of July 15, 1994



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                  ELEVENTH SUPPLEMENTAL INDENTURE, dated as of May 18, 2001 (the
"Eleventh Supplemental Indenture"), between ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (hereinafter called the "Company"), and THE BANK OF NEW
YORK (as successor to NationsBank of Georgia, National Association), as trustee under the Indenture referred to below (hereinafter called the "Trustee").

                  WHEREAS, the Company entered into an Indenture dated as of July 15, 1994 (the "Basic Indenture", all capitalized terms used in this Eleventh Supplemental Indenture and not otherwise defined being used as defined in the Basic Indenture) with the Trustee, for the purposes of issuing its unsecured and unsubordinated indebtedness in one or more series in such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors of the Company; and

                  WHEREAS, the Company proposes to issue a series of Zero Coupon Convertible Notes due 2021 (such securities being referred to herein as the "Convertible Note" or "Convertible Notes" the "Securities," unless the context requires otherwise); and

                  WHEREAS, Sections 901(6) and 901(10) of the Basic Indenture provide that without the consent of the Holders of the securities of any series issued under the Basic Indenture, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Basic Indenture (a) to establish the form or terms of securities of any series as contemplated by Sections 201 and 301 thereof and (b) to cure any ambiguity, to correct or supplement any provision in the Basic Indenture which may be inconsistent with any other provision of the Basic Indenture or to make any other provisions with respect to matters or questions arising under the Basic Indenture, provided that such action shall not adversely affect the interests of the Holders of the securities of any series in any material respect; and

                  WHEREAS, the entry into this Eleventh Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Basic Indenture; and

                  WHEREAS, all things necessary have been done to make this Eleventh Supplemental Indenture, when executed and delivered by the Company, the legal, valid and binding agreement of the Company, in accordance with its terms.



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                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  The parties hereto mutually covenant and agree as follows:

                  SECTION 1. The Basic Indenture is hereby amended solely with respect to a series of securities that consists of Convertible Notes, as follows:

                  (A) By amending Section 101 to add new definitions thereto in appropriate alphabetical sequences, as follows:

                           "Issue Date" of any Security means the date on which
                  the Security was originally issued or deemed issued as set forth on the face of the Security.

                           "Issue Price" of any Security means, in connection
                  with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

                           "Original Issue Discount" of any Security means the
                  difference between the Issue Price and the principal amount at Maturity of the Security as set forth on the face of the Security.

                           "Principal Amount at Maturity" or "principal amount
                  at Maturity" of a Security means the principal amount at Maturity as set forth on the face of the Security.

                  (B) By adding the following Sections to Article 1:

                  Section 114. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                           The Company agrees that any legal suit, action or
                  proceeding brought by any party to enforce any rights under or with respect to the Indenture or the Securities may be instituted in any state or federal court in The City of New York, State of New York, and waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. The Company hereby irrevocably designates and appoints the Company's General Counsel as the Company's authorized agent to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon the Company's General Counsel at his office at the Company, 1050 Caribbean Way, Miami, Florida 33132 and written notice of said service to the Company, mailed or delivered to the Company's General Counsel, 1050 Caribbean Way, Miami, Florida 33132, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company. Said designation and



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                  appointment shall be irrevocable. Nothing in this Section 114 shall affect the right of any party to the Indenture to serve process in any manner permitted by law or limit the right of any party to the Indenture to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Company's General Counsel in full force and effect so long as the Indenture or any of the Securities shall be outstanding. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under the Indenture and the Securities, to the extent permitted by law.

                  Section 115. NO RECOURSE AGAINST OTHERS.

                           A director, officer, stockholder or incorporator, as
                  such, of the Company shall not have any liability for any obligation, covenant or agreement of the Company under this Indenture or any indenture supplemental hereto or in the Securities or for any claim based on, in respect of or by reason of such obligation, covenant or agreement or their creation under any rule of law, statute or constitutional provision or the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each Holder by accepting any of the Securities waives and releases all such liability.

                  (C) By amending clause (e) in Section 101 to insert the phrase ", in cash" after the phrase "U.S. dollars".

                  (D)      By amending Article V by:

                           (a) deleting in Section 502 ("Acceleration of Maturity; Rescission and Annulment") in the first paragraph the phrase "If an Event of Default" and replacing it with the phrase "If an Event of Default (other than an Event



                                      -4-
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                                    of Default specified in Sections 501(6) or
                                    501(7) involving the Company,"

                           (b) deleting in Section 502 in the first paragraph the phrase "25% in principal amount" and replacing it with the phrase "25% in aggregate Principal Amount at Maturity",

                           (c) deleting in Section 502 in the first paragraph the phrase "may declare the principal amount" and replacing it with the phrase "may declare an amount equal to the Issue Price of the Securities plus the accrued Original Issue Discount through and including the date of such declaration",

                           (d) adding in Section 502 at the end of the first paragraph the sentence, "In the case of an Event of Default specified in Sections 501(6) or 501(7) involving the Company, the Issue Price of the Securities plus the accrued Original Issue Discount accreted thereon through and including the date of the occurrence of such event shall automatically become and be immediately due and payable.",

                           (e) deleting in Section 502 in the second paragraph the phrase "principal amount" and replacing it with the words "aggregate Principal Amount at Maturity",

                           (f) deleting in clause 502(1)(B) the phrase "the principal of" and replacing it with the phrase "the Issue Price of the Securities plus the accrued Original Issue Discount of" and

                           (g) deleting in Sections 507(2), 507(5), 512 and 513 the phrase "principal amount" and replacing it with the phrase "aggregate Principal Amount at Maturity".

                  (E) By amending Section 902 ("Supplemental Indentures with Consent of Holders") by replacing in clause (1) the words "conversion provisions," with the words "conversion provisions or rights to require the Company to purchase a Security," replacing in clause
                           (3) the "." with ", or" and adding clauses (4),
                           (5)and (6) as follows:

                           (4) make any change in the manner of calculation or rate of accrual of Original Issue Discount on any Security or extend the time for payment of Original Issue Discount, or



                                      -5-
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                           (5)      reduce the redemption price or change in
                                    control purchase price of any Security, or

                           (6) make any change that adversely affects the right of a Holder to receive Common Stock upon surrendering a Security for conversion, or

                           (7) make any change that adversely affects the right of a Holder to require the Company to purchase a Security.

                  (F)      By amending Section 1007 ("Additional Amounts") by

                           (a) in the second paragraph, replacing the words "All payments made" with the words "All payments, whether in cash, Common Stock or otherwise, made" and

                           (b) In the fourth paragraph, deleting the phrase "the payment of the principal, premium, if any, or interest" and replacing it with the phrase "the payment of the principal, premium, if any, interest, Issue Price or accrued Original Issue Discount".

                  (G)      By adding the following Sections to Article 10:

                  Section 1008. CALCULATION OF ORIGINAL ISSUE DISCOUNT.

                           The Company shall file with the Internal Revenue
                  Service, the Trustee and non-corporate U.S. Holders promptly after the end of each calendar year (i) a written notice specifying the amount of Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such Original Issue Discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                  (H)      By amending the following Sections of Article 11:

                  (1) Section 1103 ("Selection by Trustee of Securities to be Redeemed") is hereby amended by adding the following new fourth paragraph: "If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted



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                           during a selection of Securities to be redeemed may
                           be treated by the Trustee as outstanding for the purpose of such selection."

                  (2) Section 1104 ("Notice of Redemption") is hereby amended by replacing the "30" in the first paragraph with "15", replacing in two places in clause (4) the words "principal amount" with "Principal Amount at Maturity", deleting the word "and" in clause (7), replacing the "." with a "," in clause (8) and adding the following clauses (9), (10), (11), (12) and (13):

                           (9)      the Conversion Rate,

                           (10) the name and address of the Paying Agent and the Conversion Agent,

                           (11) that Securities called for redemption may be converted at any time before the close of business on the date that is two Business Days prior to the Redemption Date,

                           (12) that Holders who want to convert Securities must satisfy the requirements set forth in the Securities and the Indenture, and

                           (13) that, unless the Company defaults in making payment of such Redemption Price, Original Issue Discount on Securities called for redemption will cease to accrue on and after the Redemption Date.

                  (3) Section 1106 ("Securities Payable on Redemption Date") shall be amended by adding to the end of the first sentence the phrase "; provided, however, that Securities which are converted in accordance with the terms of this Indenture shall not be due and payable on the Redemption Date." and replacing the word "bear" wherever it appears in Section 1106 with the phrase "bear or accrue".

                  (4) Section 1108 ("Right of Redemption") shall be amended by deleting the phrase "at a redemption price equal to 100% of the principal amount plus accrued interest to the date fixed for redemption" and replacing such phrase with the words "at a redemption price equal to the Issue Price of the Securities plus the accrued Original Issue Discount on the Securities accrued through and including the date fixed for redemption".

                  (I)      By adding the following Sections to Article 11:



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                  Section 1109. REDEMPTION OF THE CONVERTIBLE NOTES AT THE
                                OPTION OF THE COMPANY.

                           The Company, at its option, may redeem the Securities
                  during the time period specified by and in accordance with the provisions of paragraph 5 of the Securities. Securities or portions of Securities called for redemption pursuant to this provision will be convertible by the Holder until the close of business on the second Business Day prior to the Redemption Date. Notwithstanding anything stated herein to the contrary, payment of the principal amount at final Maturity shall not be deemed a redemption and at final Maturity the Company must pay the principal amount of the Securities in cash and not in shares of the Company's Common Stock.

                  Section 1110. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER.

                           (a) General. At the option of the Holder thereof,
                  Securities shall be purchased by the Company pursuant to paragraph 6 of the Securities on May 18, 2004, May 18, 2009 and May 18, 2014 (each, a "Purchase Date") at the purchase prices set forth below (each, a "Purchase Price", as applicable):



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                  PURCHASE PRICE PER $1,000 OF CONVERTIBLE NOTES

                     PURCHASE DATE                    PURCHASE PRICE
                     -------------                    --------------
                     May 18, 2004                          $450.20
                     May 18, 2009                          $569.31
                     May 18, 2014                          $719.92

                  Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

                  (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is at least 20 Business Days prior to a Purchase Date until the close of business on the third Business Day prior to such Purchase Date stating:

                           (A) the certificate numbers of the Securities which the Holder will deliver to be purchased,

                           (B) the portion of the Principal Amount at Maturity of the Securities which the Holder will deliver to be purchased, which portion must be in Principal Amounts at Maturity of $1,000 or an integral multiple thereof,

                           (C) that such Securities shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture, and

                           (D) that in the event the Company elects, pursuant to the Indenture to pay the Purchase Price to be paid on May 18, 2004, May 18, 2009 or May 18, 2014, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price or portion of the Purchase Price in Common Stock is not satisfied prior to the close of business on May 18, 2004, May 18, 2009 or May 18, 2014, as the case may be and as set forth in
                                    Section 1110(d), whether such Holder elects
                                    (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the



                                      -9-
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                                    Principal Amount at Maturity and certificate
                                    numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

                  (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 1110 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

                  If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 1112, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 1110(a)(1), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

                  The Company shall purchase from the Holder thereof, pursuant to this Section 1110, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                  Any purchase by the Company contemplated pursuant to the provisions of this Section 1110 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this
         Section 1110(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by



                                      -10-
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         delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1112.

                           The Paying Agent shall promptly notify the Company of
                  the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                           (b) Company's Right to Elect Manner of Payment of
                  Purchase Price for Payment on May 18, 2004, May 18, 2009 or May 18, 2014. The Securities to be purchased on May 18, 2004, May 18, 2009 or May 18, 2014 pursuant to Section 1110(a) may be paid for, at the election of the Company, in U.S. legal tender ("cash") or Common Stock or in any combination of cash and Common Stock subject to the conditions set forth in Sections 1110(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 1110(e), whether the Company will purchase the Securities for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash in lieu of fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 1110 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 1110(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Securityholders except pursuant to Section 1110(d) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

                           At least three Business Days before each Company
                  Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

                                    (i) if the Purchase Date is May 18, 2004,
                           May 18, 2009 or May 18, 2014, the manner of payment selected by the Company,


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                                    (ii) the information required by Section
                           1110(e),

                                    (iii) if the Purchase Date is May 18, 2004,
                           May 18, 2009 or May 18, 2014, if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 1110(d) have been or will be complied with, and

                                    (iv) whether the Company desires the Trustee
                           to give the Company Notice required by Section
                           1110(e).

                           (c) Purchase with Cash. On May 18, 2004, May 18, 2009
                  and May 18, 2014, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 1110(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Securities or in Common Stock pursuant to clause 1110(d). The Company Notice, as provided in Section 1110(e), shall be sent to all Holders at their addresses shown in the Security Register of the Security Registrar (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

                           (d) Payment by Issuance of Common Stock. On May 18,
                  2004, May 18, 2009 and May 18, 2014, at the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 1110(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Securityholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

                           The Company will not issue a fractional share of
                  Common Stock in payment of the Purchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

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                           If the Company elects to purchase the Securities by
                  the issuance of Common Stock on May 18, 2004, May 18, 2009 or May 18, 2014, the Company Notice, as provided in Section 1110(e), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

                           The Company's right to exercise its election to
                  purchase Securities on May 18, 2004, May 18, 2009 or May 18, 2014 through the issuance of Common Stock shall be conditioned upon:

                                    (i) prior to issuance of the Common Stock,
                           listing such Common Stock on the principal United States securities exchange on which the Company's Common Stock is then listed or, if not so listed, on the Nasdaq National Market or their reasonable equivalent in the United States;

                                    (ii) the Company's not having given its
                           Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

                                    (iii) the registration of such Common Stock
                           under the Securities Act of 1933, as amended, and the Exchange Act, in each case, if required;

                                    (iv) any necessary qualification or
                           registration under applicable securities laws or the availability of an exemption from such qualification and registration; and

                                    (v) the receipt by the Trustee of an
                           Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the Common Stock to be issued by the Company in payment of the Purchase Price in respect of Securities has been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions (i) through (iv) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions (i) and (iii) above has been satisfied.

                           Such Officers' Certificate shall also set forth the
                  number of shares of Common Stock to be issued for each $1,000 principal amount at Maturity of Securities and the Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending on May 18, 2004, May 18, 2009 or May 18, 2014, as the case may be.
                  The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation in the United States. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date whether or not the Company has elected to purchase the Securities pursuant to this Section 1110 through the issuance of Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

                           The "Market Price" of the Common Stock means the
                  average of the Sale Prices of the Common Stock for the five trading day period ending on the third Business Day prior to the applicable Purchase Date (if the third Business Day prior to the applicable Purchase Date is a trading day or, if not, then on the last trading day prior thereto), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date, of any event described in Sections 1306, 1307 or 1308; subject, however, to the conditions set forth in Sections 1309 and 1310.

                           The "Sale Price" of the Common Stock on any date
                  means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or the reasonable United States equivalent.

                           Upon determination of the actual number of shares of
                  Common Stock to be issued for each $1,000 principal amount at Maturity of Securities, the Company will issue a press release in a commercially reasonable manner describing such

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                  determination and will publish such determination on the
                  Company's Web site on the World Wide Web or a reasonable equivalent.

                           (e) Notice of Election. In connection with any
                  purchase of Securities pursuant to paragraph 6 of the Securities, the Company shall give notice to Holders setting forth information specified in this Section 1110(e) (the "Company Notice").

                           In the event the Company has elected to pay the
                  Purchase Price (or a specified percentage thereof) with Common Stock on May 18, 2004, May 18, 2009 or May 18, 2014, the
                  Company Notice shall:

                           (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

                           (2) set forth the method of calculating the Market Price of the Common Stock; and

                           (3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

                           In any case, each Company Notice shall include a form
                  of Purchase Notice to be completed by a Securityholder and shall state:

                                    (i) the Purchase Price and the Conversion
                           Rate;

                                    (ii) the name and address of the Paying
                           Agent and the Conversion Agent;

                                    (iii) that Securities as to which a Purchase
                           Notice has been given may be converted if they are otherwise convertible only in accordance with Article 13 of the Indenture and the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                                    (iv) that Securities must be surrendered to
                           the Paying Agent to collect payment;

                                    (v) that the Purchase Price for any security
                           as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in Section 1110(b)(iv);

                                    (vi) the procedures the Holder must follow
                           to exercise rights under Section 1110 and a brief description of those rights;

                                    (vii) briefly, the conversion rights of the
                           Securities;

                                    (viii) the procedures for withdrawing a
                           Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
                           Section 1110(a)(1)(D) or Section 1112);

                                    (ix) that, unless the Company defaults in
                           making payment on Securities for which a Purchase Notice has been submitted, Original Issue Discount on such Securities will cease to accrue on and after the Purchase Date;

                                    (x) the CUSIP number of the Securities; and

                                    (xi) any additional information which the
                           Company wishes to provide.

                           At the Company's request, the Trustee shall give such
                  Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

                           (f) Covenants of the Company. All shares of Common
                  Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall list or have quoted any Common Stock to be issued to purchase Securities on each securities exchange or over-the-counter or other market on which the Company's outstanding Common Stock is then listed or quoted.

                           (g) Procedure upon Purchase. The Company shall
                  deposit cash (in respect of cash purchases under Section 1110 or for fractional interests, as applicable) or Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 1113, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 1110. As soon as practicable after the Purchase Date, the Company shall cause to be delivered to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Purchase Date. Subject to Section 1110, no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

                           (h) Taxes. If a Holder of a Security purchased on May
                  18, 2004, May 18, 2009 or May 18, 2014 is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the Common Stock is to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations. Nothing in this Section 1110(h) shall be deemed to limit the provisions of Section 1007 and, in the event of a conflict between such sections, the provisions of Section 1007 shall govern.

                  Section 1111. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER
                                UPON CHANGE IN CONTROL.

                           (a) If on or prior to May 18, 2004 there shall have
                  occurred a Change in Control, Securities shall be purchased by the Company, at the option of the Holder thereof, at a purchase price in cash specified in paragraph 6 of the Securities (the "Change in Control Purchase Price"), as of a date that is no later than 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") and no earlier than the Change in Control, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 1111(c).

                           A "Change in Control" shall be deemed to have
                  occurred at such time as either of the following events shall occur:

                                    (i) There shall be consummated any share
                           exchange, consolidation or merger of the Company pursuant to which the Common Stock would be converted into cash, securities or other property, in each case other than a share exchange, consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger; or

                                    (ii) Any person (for the purposes of this
                           Section 1111 only, as the term "person" is used in
                           Section 13(d)(3) or Section 14(d)(2) of the Exchange
                           Act), including its Affiliates and Associates, other than the Company, its Subsidiaries or any Permitted Holder, files a Schedule TO (or any successor schedule, form or report under the Exchange Act) or other report, including a Schedule 13D (or any successor schedule, form or report under the Exchange
                           Act) disclosing that such person has become the direct or indirect beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Stock then outstanding or other Capital Stock into which the Company's Common Stock is reclassified or changed.

                           "Permitted Holder" means Cruise Associates, a
                  Bahamian General Partnership, and A Wilhemsen AS., a Norwegian Corporation or any "person" (as such term is used on Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, controlling, controlled by, or under common control with either or both of Cruise Associates or A. Wilhemsen AS.

                           The provisions of this Section 1111 will apply
                  notwithstanding the Company's failure to comply with the provisions of Article 8 or any other provision hereof.

                           "Associate" shall have the meaning ascribed to such
                  term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                           (b) At any time prior to or after a proposed Change
                  in Control but no later than 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control by first- class mail to the Trustee and to each Holder at their addresses shown in the Security Register of the Security Registrar (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

                           (1) briefly, the events causing a Change in Control and the date of such Change in Control;

                           (2) the date by which the Change in Control Purchase Notice pursuant to this Section 1111 must be delivered to the Paying Agent and other persons;

                           (3)      the Change in Control Purchase Price;

                           (4) the Change in Control Purchase Date (which may not be prior to, but may be simultaneous with, the consummation of the transactions underlying the Change of Control);

                           (5) the name and address of the Paying Agent and the Conversion Agent;

                           (6)      the Conversion Rate and any adjustments
                                    thereto;

                           (7) that Securities as to which a Change in Control Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 13 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                           (8) that Securities must be surrendered to the Paying Agent to collect payment;

                           (9) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in Section 1111(b)(8);

                           (10) briefly, the procedures the Holder must follow to exercise rights under this Section 1111;

                           (11) briefly, the conversion rights, if any, of the Securities before and after the transaction;

                           (12) the procedures for withdrawing a Change in Control Purchase Notice;

                           (13) that, unless the Company defaults in making payment of such Change in Control Purchase Price, Original Issue Discount on Securities surrendered for purchase by the Company will cease to accrue on and after the Change in Control Purchase Date; and

                           (14)     the CUSIP number of the Securities.

                           (c) A Holder may exercise its rights specified in
                  Section 1111(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the third Business Day prior to the Change in Control Purchase Date, stating:

                           (1) the certificate number of the Security which the Holder will deliver to be purchased;

                           (2) the portion of the principal amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

                           (3) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 6 of the Securities.

                           The delivery of such Security to the Paying Agent
                  prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section 1111 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

                           The Company shall purchase from the Holder thereof,
                  pursuant to this Section 1111, a portion of a Security if the principal amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

                           Any purchase by the Company contemplated pursuant to
                  the provisions of this Section 1111 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this Section 1111.

                           Notwithstanding anything herein to the contrary, any
                  Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this Section 1111(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with
                  Section 1112.

                           The Paying Agent shall promptly notify the Company of
                  the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

                  Section 1112. EFFECT OF PURCHASE NOTICE OR CHANGE IN CONTROL
                                PURCHASE NOTICE.

                           Upon receipt by the Paying Agent of the Purchase
                  Notice or Change in Control Purchase Notice specified in
                  Section 1110(a) or Section 1111(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn in accordance with the procedures set forth in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 1110(a) or Section 1111(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 1110(a) or Section 1111(c), as applicable. Securities in respect of which a Purchase Notice or Change in

                  Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 13 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

                           A Purchase Notice or Change in Control Purchase
                  Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

                           (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted,

                           (2) the principal amount at Maturity of the Security with respect to which such notice of withdrawal is being submitted, and

                           (3) the principal amount at Maturity, if any, of such Securities which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

                           A written notice of withdrawal of a Purchase Notice
                  may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 1110(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 1110(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

                           There shall be no purchase of any Securities pursuant
                  to Section 1110 or 1111 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                  Section 1113. DEPOSIT OF PURCHASE PRICE OR CHANGE IN CONTROL
                                PURCHASE PRICE.

                           Prior to 10:00 a.m. (local time in the City of New
                  York) on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 606 an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

                           If the Paying Agent holds money (or, in the case of
                  the Purchase Price, securities) sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, on the Business Day following the Purchase Date or the Change in Control Purchase Date, in accordance with the terms hereof, then immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, the Security will cease to be Outstanding and Original Issue Discount on such surrendered Securities will cease to accrue, whether or not the Securities is delivered to the Paying Agent. Thereafter, all other rights of the Holder shall terminate, other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon delivery of the Securities.

                  Section 1114. SECURITIES PURCHASED IN PART.

                           Any Security which is to be purchased only in part
                  shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount at Maturity equal to, and in exchange for, the portion of the principal amount at Maturity of the Security so surrendered which is not purchased.

                  Section 1115. COVENANT TO COMPLY WITH SECURITIES LAWS UPON
                                PURCHASE OF SECURITIES.

                           The Company shall to the extent applicable (i) comply
                  with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other required schedule under the Exchange Act, and (iii) otherwise comply with all applicable securities laws so as to permit the rights and obligations under Sections 1110 and 1111 to be exercised in the time and in the manner specified in Sections 1110 and 1111

                  Section 1116. REPAYMENT TO THE COMPANY.

                           The Trustee or Paying Agent, as the case may be,
                  shall return to the Company any cash or Common Stock that remain unclaimed as provided in paragraph 11 of the Securities, together with interest or dividends, if any, thereon (subject to the provisions of Section 606), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 1113 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess cash or Common Stock to the Company together with interest, if any, thereon (subject to the provisions of Section 606).

                  (I) By adding the following Article 13 to the Indenture:

                                ARTICLE THIRTEEN

                            CONVERSION OF SECURITIES

                  Section 1301. CONVERSION PRIVILEGE.

                           A Holder of a Security may convert such Security into
                  Common Stock at any time during the period stated in paragraph 8 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be that set forth in paragraph 8 in the Securities, subject to adjustment as herein set forth. A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

                           "Average Sale Price" means the average of the Sale
                  Prices of the Common Stock for the shorter of

                                    (i) 30 consecutive trading days ending on
                           the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

                                    (ii) the period (x) commencing on the date
                           next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

                                    (iii) the period, if any, (x) commencing on
                           the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 1306(4), 1307 or 1308 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

                           In the event that the Ex-Dividend Time (or in the
                  case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 1306(1), (2), (3) or (5) applies occurs during the period applicable for calculating the "Average Sale Price" pursuant to the definition in the preceding sentence, the "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

                           "Time of Determination" means the time and date of
                  the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 1307 or 1308 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock are then listed or quoted.

                  Section 1302. CONVERSION PROCEDURE.

                           To convert a Security a Holder must satisfy the
                  requirements in paragraph 8 of the Securities. The first Business Day on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 1303. The person in whose name the certificate is registered shall be treated as a shareholder of record on and after the next Business Day following the Conversion Date. Upon conversion or exchange of a Security, such person shall no longer be a Holder of such Security.

                           No payment or adjustment will be made for dividends
                  on, or other distributions with respect to, any Common Stock except as provided in this Article 13. On conversion of a Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date of the Security through and including the Conversion Date with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares pursuant to Section 1303) for the Security being converted pursuant to the provisions hereof; and the fair market value of such Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount accrued through and including the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued for the Issue Price of the Security being converted pursuant to the provisions hereof. If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

                           If the last day on which a Security may be converted
                  is not a Business Day, the Security may be surrendered on the next succeeding day that is a Business Day.

                           Upon surrender of a Security that is converted in
                  part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Security surrendered.

                           A Holder may surrender for conversion a Security
                  called for redemption at any time prior to the close of business on the second Business Day prior to any Redemption Date, even if it is not otherwise convertible at such time. A Security for which a Holder has delivered a Purchase Notice or a Change in Control Purchase Notice as described above requiring the Company to purchase the Security may be surrendered for conversion only if such notice is withdrawn in a timely manner in accordance with the terms of this Indenture.

                           The Conversion Rate will not be adjusted for accrued
                  Original Issue Discount. A certificate for the number of full shares of Common Stock into which any Security is converted, together with any cash payment for fractional shares, will be delivered through the Conversion Agent as soon as practicable following the Conversion Date.

                  Section 1303. FRACTIONAL SHARES.

                           Securityholders will not receive a fractional share
                  upon conversion of a Security. Instead, the Holder will receive cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price, on the last trading day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

                  Section 1304. TAXES ON CONVERSION.

                           If a Holder submits a Security for conversion, the
                  Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations. Nothing in this Section 1304 shall be deemed to limit the provisions of Section 1007 and, in the event of a conflict between such sections, the provisions of Section 1007 shall govern.

                  Section 1305. COMPANY TO PROVIDE AND RESERVE STOCK.

                           The Company shall, as of the date hereof and prior to
                  issuance of any equity securities pursuant to this Article 13, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock which may be required to permit the conversion of the Securities if such Securities were converted on any date.

                           All Common Stock delivered upon conversion of the
                  Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. The Company will comply with all securities and corporate laws, rules and regulations, including all Liberian laws, rules and regulations, regulating the offer and delivery of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such Common Stock on each national securities exchange or in the over-the-counter market or such other market, including non-U.S. stock exchanges, on which the Company's outstanding Common Stock is then listed or quoted.

                  Section 1306. ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

                           If, after the Issue Date of the Securities, the
                  Company:

                           (1) pays a dividend or makes a distribution on its Common Stock in Common Stock;

                           (2) subdivides its outstanding Common Stock into a greater number of shares;

                           (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                           (4) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

                           (5) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

                  then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

                           The adjustment shall become effective immediately
                  after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                           If after an adjustment a Holder of a Security upon
                  conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 13 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 13.

                  Section 1307. ADJUSTMENT FOR RIGHTS ISSUE.

                           If after the Issue Date of the Securities, the
                  Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase Common Stock at a price per share less than the Average Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                                         R' = R x (O + N)
                                                  -------
                                          (O + (N x P)/M)
                  where:

                           R' =     the adjusted Conversion Rate.

                           R  =     the current Conversion Rate.

                           O  =     the number of shares of Common Stock
                                    outstanding on the record date for the
                                    distribution to which this Section 1307 is being applied.

                           N = the number of additional shares of Common Stock offered pursuant to the distribution.

                           P =      the offering price per share of the
                                    additional shares.

                           M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 1306(4) applies or (ii) a distribution to which Section 1308 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 1307 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 1307 applies, the fair market value (on the record date for the distribution to which this Section 1307 applies) of the

                                    (1)   Capital Stock of the Company
                                          distributed in respect of each share
                                          of Common Stock in such Section
                                          1306(4) distribution and

                                    (2)   assets of the Company or debt
                                          securities or any rights, warrants or
                                          options to purchase securities of the
                                          Company distributed in respect of each
                                          share of Common Stock in such Section
                                          1308 distribution.

                           The Board of Directors shall reasonably determine
                  fair market values for the purposes of this Section 1307, except as Section 1308 otherwise provides in the case of a spin-off.

                           The adjustment shall become effective immediately
                  after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 1307 applies. If all of the Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

                           No adjustment shall be made under this Section 1307
                  if the application of the formula stated above in this Section 1307 would result in a value of R' that is equal to or less than the value of R.

                  Section 1308. ADJUSTMENT FOR OTHER DISTRIBUTIONS.

                           If, after the Issue Date of the Securities, the
                  Company distributes to all holders of its Common Stock any of its assets (including Capital Stock of any of its subsidiaries), or debt securities or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 1306 and distributions of rights, warrants or options referred to in Section 1307 and (y) cash dividends or other cash distributions that are paid out of consolidated current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 1308, in accordance with the formula:

                                          R' = R X M
                                               -----
                                                  M-F
                  where:
                           R' =     the adjusted Conversion Rate.

                           R  =     the current Conversion Rate.

                           M  =     the Average Sale Price, minus, in the case
                                    of a distribution to which Section 1306(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 1308 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 1308 applies, the fair market value (on the record date for the distribution to which this Section 1308 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock on a per share basis in such
                                    Section 1306(4) distribution.

                           F = the fair market value (on the record date for the distribution to which this Section 1308 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock on a per share basis in the distribution to which this Section 1308 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

                           The Board of Directors shall reasonably determine
                  fair market values for the purposes of this Section 1308, except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit, division or operation of the Company (a "Spin-off"), the fair market value of the securities to be distributed shall equal the average of the Sale Prices of those securities for the five consecutive trading days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-off and the Average Sale Price shall mean the average of the Sale Prices for the Common Stock for the same five trading days. In the event, however, that a bona fide underwritten initial public offering to the public generally of the securities in the Spin-off occurs simultaneously with the Spin-off, the fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the Average Sale Price shall mean the Sale Price for the Common Stock on the same trading day.

                           The adjustment shall become effective immediately
                  after the record date for the determination of shareholders entitled to receive the distribution to which this Section 1308 applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) six trading days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off. If any Holder exercises its conversion right with respect to its Securities during the six trading days after the effective date of the Spin-off, the Company shall issue Common Stock to such Holder at the end of such six day period based on the Conversion Rate in existence on the date of exercise or the Conversion Rate in existence at the end of the six day period, whichever results in the Holder receiving more shares of Common Stock upon conversion.

                           For purposes of this Section 1308, the term
                  "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Common Stock the amount of which, together with the aggregate amount of cash dividends on the Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in the following paragraph. For purposes of the following paragraph, the "Measurement Period" with respect to a cash dividend on the Common Stock shall mean the 365 consecutive day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the "Relevant Cash Dividends" with respect to a cash dividend on the Common Stock shall mean the cash dividends on the Common Stock with Ex-Dividend Times occurring in the Measurement Period.

                           If, upon the date prior to the Ex-Dividend Time with
                  respect to a cash dividend on the Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis 5% of the Sale Price of the Common Stock on the last trading day preceding the date of declaration by the Board of Directors of the cash dividend with respect to which this provision is being applied, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 1308, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 1308.

                           In making the determinations required by the
                  preceding paragraph, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in the preceding paragraph, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 1306.

                           In the event that, with respect to any distribution
                  to which this Section 1308 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 1308 shall not be made and in lieu thereof the provisions of Section 1308 shall apply to such distribution.

                  Section 1309. WHEN ADJUSTMENT MAY BE DEFERRED.

                           No adjustment in the Conversion Rate need be made
                  unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                           All calculations under this Article 13 shall be made
                  to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

                  Section 1310. WHEN NO ADJUSTMENT REQUIRED.

                           No adjustment need be made for a transaction referred
                  to in Section 1306, 1307, 1308 or 1314 if Securityholders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction and the Securityholder is not economically harmed by such transaction and the failure to make an adjustment. Such participation by Securityholders may include participation in the transaction upon conversion of their Security by the Securityholder provided that an adjustment shall be made at such time as the Securityholder is not entitled to participate on the basis described in the prior sentence. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan in the ordinary course of business for reinvestment of dividends or interest.

                           No adjustment need be made for a change in the par
                  value or no par value of the Common Stock.

                           To the extent the Securities become convertible
                  pursuant to this Article 13 in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  Section 1311. NOTICE OF ADJUSTMENT.

                           Whenever the Conversion Rate is adjusted, the Company
                  shall promptly mail to Securityholders a notice of the adjustment and issue a press release in a commercially reasonable manner describing such adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants (or, if the independent public accountants are unwilling to do so, the Company's Chief Financial Officer) briefly stating the facts requiring the adjustment and the manner of computing it. Neither the Trustee nor any Conversion

                  Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

                  Section 1312. VOLUNTARY INCREASE.

                           The Company from time to time may increase the
                  Conversion Rate by any amount for any period of time. If the Conversion Rate is increased, it must be increased the same amount for all Holders of Securities for the same period of time. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase and issue a press release in a commercially reasonable manner describing such increase. The Company shall mail the notice at least 20 Business Days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate, the period it will be in effect and the material tax and legal ramifications of the increased Conversion Rate.

                  Section 1313. NOTICE OF CERTAIN TRANSACTIONS.

                  If:

                           (1) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 1306, 1307 or 1308 (unless no adjustment is to occur pursuant to Section 1310); or

                           (2) the Company takes any action that would require a supplemental indenture pursuant to
                                    Section 1314; or

                           (3) there is a liquidation or dissolution of the Company;

                           then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

                  Section 1314. REORGANIZATION OF COMPANY; SPECIAL
                                DISTRIBUTIONS.

                           If the Company is a party to a transaction subject to
                  Sections 801 and 802 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property or assets, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction and, at the effective time, the right to convert a Security into shares of Common Stock will be changed into a right to convert it into the kind and amount of cash, securities or other property of the Company or another person which the Holder would have received if the Holder had converted the Holder's Security immediately prior to the transaction. The person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture confirming the effect of this Section 1314 and otherwise assuming all obligations under the Indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

                           The supplemental indenture shall provide that the
                  Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non- electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 13. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

                           If this Section applies, neither Section 1306 nor
                  1307 shall apply so long as such non-application is fair to the Holders.

                           If the Company makes a distribution to all holders of
                  its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of
                  Section 1308, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 1308, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

                  Section 1315. COMPANY DETERMINATION FINAL.

                           Any determination that the Company or the Board of
                  Directors must make pursuant to Section 1303, 1306, 1307, 1308, 1309, 1310, 1314 or 1317 is conclusive, absent manifest error.

                  Section 1316. TRUSTEE'S ADJUSTMENT DISCLAIMER.

                           The Trustee has no duty to determine when an
                  adjustment under this Article 13 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 1314 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article 13. Each Paying Agent and Conversion Agent shall have the same protection under this Section 1316 as the Trustee.

                  Section 1317. SIMULTANEOUS ADJUSTMENTS.

                           In the event that this Article 13 requires
                  adjustments to the Conversion Rate under more than one of Sections 1306, 1307 or 1308, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 1306, second, the provisions of Section 1308 and, third, the provisions of
                  Section 1307. In the event that any one of such Sections requires that more than one adjustment be made, the adjustments shall be made in the order which is the most beneficial to the Holders.

                  Section 1318. SUCCESSIVE ADJUSTMENTS.

                           After an adjustment to the Conversion Rate under this
                  Article 13, any subsequent event requiring an adjustment under this Article 13 shall cause an adjustment to the Conversion Rate as so adjusted.

                  (J) By amending the table of contents of the Basic Indenture to reflect the additions described in subsections (B) through (I) of this
Section 1.

                  SECTION 2. Section 1006 shall be inapplicable to any term, provision or condition of any covenant established pursuant to this Indenture and the Securities as contemplated by Section 301 of the Indenture in respect of any such term, provision or covenant which under Article Nine of the Indenture cannot be modified without the consent of the Holder of each outstanding Security affected.

                  SECTION 3. The Basic Indenture, as supplemented and amended by this Eleventh Supplemental Indenture, is in all respects ratified and confirmed, and the Basic Indenture and this Eleventh Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Eleventh Supplemental Indenture supersede any similar provisions included in the Basic Indenture unless not permitted by law.

                  SECTION 4. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Eleventh Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                  SECTION 5. All covenants and agreements in this Eleventh Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  SECTION 6. In case any provision in this Eleventh Supplemental Indenture or in the Convertible Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

                  SECTION 7. Nothing in this Eleventh Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Convertible Notes any benefit or any legal or equitable right, remedy or claim under this Eleventh Supplemental Indenture.

                  SECTION 8. This Eleventh Supplemental Indenture and each Convertible Note shall be deemed to be a contract made under the laws of the State of New York and this Eleventh Supplemental Indenture and each such Convertible Note shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 9. All terms used in this Eleventh Supplemental Indenture not otherwise defined herein that are defined in the Basic Indenture shall have the meanings set forth therein.

                  SECTION 10. This Eleventh Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  SECTION 11. Section 403 and Section 1004 of the Basic Indenture are not applicable to the Convertible Notes. In addition, Section 401 of the Basic Indenture is hereby amended solely with respect to the Convertible Notes by (1) deleting in clause 1(B)(i) the word "or" and substituting the word "and the Company", (2) deleting in clause 1(B) all of clause (ii) and the words "(iii) if, redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above," and (3) deleting in clause 1(B) the words "referred to in clause (i),
(ii) or (iii) of subparagraph (B)".

                  IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       ROYAL CARIBBEAN CRUISES LTD.



                                       By: /s/ BONNIE BIUMI
                                           ----------------------------------
                                            Name:
                                            Title:


                                       THE BANK OF NEW YORK, as Trustee,


                                       By:
                                           ----------------------------------
                                            Name:
                                            Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                 ROYAL CARIBBEAN CRUISES LTD.



                                 By:
                                    ------------------------------------------
                                      Name:
                                      Title:


                                 THE BANK OF NEW YORK, as Trustee,


                                 By: /s/ DEREK KETTEL
                                    ------------------------------------------
                                      Name:  Derek Kettel
                                      Title: Agent

STATE OF FLORIDA       )
                       )  ss.:
COUNTY OF MIAMI-DADE   )

On the 15th day of May, 2001, before me personally came Bonnie Biumi, to me known, who, being by me duly sworn, did depose and say that she is VP, Treasurer of ROYAL CARIBBEAN CRUISES LTD., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                            /s/ STEPHANIE LEVY
                                            -----------------------------------
                                            Name: Stephanie Levy

Notary Public
State of FLORIDA                                     [SEAL]
My Commission expires on 10-31-04

STATE OF FLORIDA    )
                    )  ss.:
COUNTY OF DUVAL     )

On the 18th day of May, 2001, before me personally came Derek Kettel, to me known, who, being by me duly sworn, did depose and say that he is an Agent of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                            /s/ CHRISTIE M. LEPPERT
                                            ----------------------------------
                                            Name: Christie M. Leppert

                                                         [SEAL]
Notary Public
State of Florida
My Commission #CC935086 expires on September 9, 2004